                                                      Registration No. 333-44671
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           -------------------------

                                POST-EFFECTIVE

                                AMENDMENT NO. 1
                                      TO
                                   FORM S-4

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                          ---------------------------

                          LOCKHEED MARTIN CORPORATION
            (Exact name of registrant as specified in its charter)


            MARYLAND                         3760                 52-1893632
  (State or other jurisdiction         (Primary Standard      (I.R.S. Employer
of incorporation or organization)          Industrial        Identification No.)
                                         Classification
                                          Code Number)


                             6801 ROCKLEDGE DRIVE
                           BETHESDA, MARYLAND 20817
                                 301-897-6000
(Name, address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                           -------------------------

                           STEPHEN M. PIPER, ESQUIRE
                           ASSOCIATE GENERAL COUNSEL
                            AND ASSISTANT SECRETARY
                          LOCKHEED MARTIN CORPORATION
                             6801 ROCKLEDGE DRIVE
                           BETHESDA, MARYLAND 20817
                                (301) 897-6000
           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)

================================================================================

     This Post-Effective Amendment No. 1 to the Registration Statement on Form S-4 (Registration No. 333-44671) (the "Registration Statement") is being filed by Lockheed Martin Corporation ("Lockheed Martin") for the purpose of removing from registration shares of Lockheed Martin Common Stock, par value $1.00 per share ("Lockheed Martin Common Stock"), that will not be issued under the Registration Statement.

     On July 3, 1997, Lockheed Martin and Northrop Grumman Corporation ("Northrop Grumman") issued a joint press release announcing that they had entered into an Agreement and Plan of Merger dated as of July 2, 1997 (the "Merger Agreement"). The Merger Agreement provided for the merger (the "Merger") of a wholly-owned subsidiary of Lockheed Martin with and into Northrop Grumman, with Northrop Grumman surviving as a wholly-owned subsidiary of Lockheed Martin.

     On January 22, 1998, Lockheed Martin filed the Registration Statement to register 86,028,440 shares of Lockheed Martin Common Stock for use in connection with the Merger. On February 26, 1998, the Lockheed Martin stockholders and the Northrop Grumman stockholders approved the transaction.

     Clause (a) of Section 7.2 of the Merger Agreement provided generally that the Merger Agreement could be terminated and the Merger abandoned by action of the Board of Directors of either Lockheed Martin or Northrop Grumman if the Merger had not been consummated by March 31, 1998. On July 16, 1998, at a special meeting of the Board of Directors of Lockheed Martin, the Board of Directors, acting pursuant to clause (a) of Section 7.2 of the Merger Agreement, terminated the Merger Agreement and abandoned the Merger.

     None of the shares of Lockheed Martin Common Stock registered on the Registration Statement were issued, nor will any of such shares be issued, due to the termination of the Merger Agreement and abandonment of the Merger. Accordingly, 86,028,440 shares of Lockheed Martin Common Stock are hereby removed from registration.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement No. 333-44671 on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Montgomery, State of Maryland and on the date indicated below.


                                          LOCKHEED MARTIN CORPORATION


Date:  October 26, 1998                   By: /s/STEPHEN M. PIPER
                                             -------------------
                                             Stephen M. Piper
                                             Associate General Counsel
                                             and Assistant Secretary

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement No. 333-44671 on
Form S-4 has been signed by the following persons in the capacities and the date indicated.

Signature                         Title                              Date
---------------------------       -----------------------------      ----------------------------------
/s/Vance D. Coffman               Chairman and Chief                 October 26, 1998
   ------------------------       Executive Officer
   Vance D. Coffman*              (Principal Executive Officer)

/s/Marcus C. Bennett              Executive Vice                     October 26, 1998
   ------------------------       President, Chief
   Marcus C. Bennett*             Financial Officer
                                  and Director
                                  (Principal Financial Officer)

/s/Todd J. Kallman                Chief Accounting Officer           October 26, 1998
   ------------------------
   Todd J. Kallman*

/s/Norman R. Augustine            Director                           October 26, 1998
   ------------------------
   Norman R. Augustine*

/s/Lynne V. Cheney                Director                           October 26, 1998
   ------------------------
   Lynne V. Cheney*

/s/Houston I. Flournoy            Director                           October 26, 1998
   ------------------------
   Houston I. Flournoy*

/s/James F. Gibbons               Director                           October 26, 1998
   ------------------------
   James F. Gibbons*

/s/Edward E. Hood, Jr.            Director                           October 26, 1998
   ------------------------
   Edward E. Hood, Jr.*

/s/Caleb B. Hurtt                 Director                           October 26, 1998
   ------------------------
   Caleb B. Hurtt*

/s/Gwendolyn S. King              Director                           October 26, 1998
   ------------------------
   Gwendolyn S. King*

/s/Vincent N. Marafino            Director                           October 26, 1998
   ------------------------
   Vincent N. Marafino*

/s/Eugene F. Murphy               Director                           October 26, 1998
   ------------------------
   Eugene F. Murphy*

/s/Allen E. Murray                Director                        October 26, 1998
   ------------------------
   Allen E. Murray*

/s/Frank Savage                   Director                        October 26, 1998
   ------------------------
   Frank Savage*

/s/Peter B. Teets                 Director                        October 26, 1998
   ------------------------
   Peter B. Teets*

/s/Daniel M. Tellep               Director                        October 26, 1998
   ------------------------
   Daniel M. Tellep*

/s/Carlisle A.H. Trost            Director                        October 26, 1998
   ------------------------
   Carlisle A.H. Trost*

/s/James R. Ukropina              Director                        October 26, 1998
   ------------------------
   James R. Ukropina*

/s/Douglas C. Yearley             Director                        October 26, 1998
   ------------------------
   Douglas C. Yearley*


     *By: /s/ STEPHEN M. PIPER
          ------------------------------------
          (Stephen M. Piper, Attorney-in-fact)